EXHIBIT 99.1

           Ultratech Announces Second Quarter 2004 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 22, 2004--Ultratech Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month and six-month periods ended July 3, 2004.
    For the second quarter of fiscal 2004, Ultratech reported net sales of $22.5 million compared to $24.8 million during the second quarter of 2003. Ultratech's net loss for the second quarter of 2004 was $2.3 million or $0.10 per share (diluted) compared to net income of $2.0 million or $0.09 per share (diluted) for the same quarter last year.
    For the first six months of 2004, Ultratech reported net sales of $49.1 million compared to net sales of $46.8 million in the first six months of 2003. Ultratech posted a net loss of $1.7 million or $0.07 per share (diluted) during the first half of 2004, compared to net income of $1.0 million or $0.05 per share (diluted) during the first half of 2003.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "The second quarter results were primarily impacted by the timing of certain shipments and the corresponding delays in installation of certain of our tools. However, our advanced packaging customers reached higher utilization rates resulting in growth to the company's backlog.
    "During the quarter, Ultratech continued to make strides in the laser processing area resulting in additional bookings," continued Zafiropoulo. "We believe our laser processing products will enable our customers to speed their time-to-market for the most aggressive thermal process requirements for multiple device generations."
    At July 3, 2004, Ultratech had $161 million in cash, cash equivalents and short-term investments and a current ratio of 6.5:1. Working capital was $170 million and stockholders' equity was $8.01 per share based on 23,705,000 shares outstanding on July 3, 2004.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, July 22, 2004. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's Web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's Web site. If you do not have Internet access a replay of the call will be available by dialing 800-642-1687, or 706-645-9291 for international participants, and entering access code 6690016.

    Profile

    About Ultratech: Ultratech Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as lengthy and costly development cycles for advanced lithography and laser-processing technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; high degree of industry competition; pricing pressures and product discounts; changes in pricing by Ultratech, its competitors or suppliers; intellectual property matters; cyclicality in the semiconductor and nanotechnology industries; customer concentration; market acceptance of new products and enhanced versions of Ultratech's existing products; international sales; lengthy sales cycles, including the timing of system installations and acceptances; changes to financial accounting standards; expiration of licensing arrangements, and the resulting adverse impact on Ultratech's licensing revenues; timing of new product announcements and releases by Ultratech or its competitors; ability to volume produce systems and meet customer requirements; mix of products sold; rapid technological change and the importance of timely product introductions; dependence on new product introductions and commercial success of any new products; outcome of litigation; sole or limited sources of supply; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; ability and resulting costs to attract or retain sufficient personnel to achieve Ultratech's targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon Ultratech achieving and maintaining profitability and the market price of Ultratech's stock; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on Ultratech's business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2003, and its Quarterly Report on Form 10-Q filed for the quarter ended April 3, 2004.


                           ULTRATECH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                 July 3,    Dec. 31,
(In thousands )                                   2004       2003(a)
---------------------------------------------- ----------- ----------
ASSETS                                         (Unaudited)

Current assets:
--------------
     Cash, cash equivalents, and
       short-term investments                    $160,526   $165,902
     Accounts receivable                           14,911      9,398
     Inventories                                   23,626     19,037
     Income taxes receivable                           --        349
     Prepaid expenses and other
       current assets                               1,968      2,099
---------------------------------------------- ----------- ----------
Total current assets                              201,031    196,785

Equipment and leasehold
   improvements, net                               17,833     18,481

Intangible assets, net                                286        476

Demonstration inventories, net                      3,606      3,071

Other assets                                        2,388      1,935
---------------------------------------------- ----------- ----------

Total assets                                     $225,144   $220,748
============================================== =========== ==========


---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
-------------------
     Notes payable                                 $5,300     $2,564
     Accounts payable                              10,296      7,729
     Deferred product and services income           3,541      1,088
     Deferred license income                        2,896      4,752
     Other current liabilities                      8,664     10,151
---------------------------------------------- ----------- ----------
Total current liabilities                          30,697     26,284

Other liabilities                                   4,488      3,725

Stockholders' equity                              189,959    190,739
---------------------------------------------- ----------- ----------

Total liabilities and stockholders' equity       $225,144   $220,748
============================================== =========== ==========

(a) The balance sheet as of December 31, 2003, had been derived from the audited financial statements at that date.


                            ULTRATECH, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)


                             Three Months Ended    Six Months Ended
                            -------------------- --------------------
(In thousands, except per    July 3,   June 28,   July 3,   June 28,
 share amounts)               2004       2003      2004       2003
--------------------------  --------- ---------- --------- ----------
 Total net sales(a)          $22,497    $24,764   $49,108    $46,764
 Total cost of sales          12,324     12,940    25,875     26,806
--------------------------  --------- ---------- --------- ----------
 Gross profit                 10,173     11,824    23,233     19,958

 Operating expenses:
-------------------
   Research, development,
    and engineering            6,248      5,583    12,458     10,174
   Amortization of
    intangible assets             95         95       190        190
   Selling, general, and
    administrative             7,160      5,160    14,247     10,266
   Restructure of
    operations                    --       (114)       --       (114)
                            --------- ---------- --------- ----------
 Operating income (loss)      (3,330)     1,100    (3,662)      (558)
 Interest expense                (20)       (57)      (55)      (123)
 Interest and other
  income, net                    857      1,121     1,816      2,172
--------------------------  --------- ---------- --------- ----------
 Income (loss) before tax     (2,493)     2,164    (1,901)     1,491
 Income taxes (benefit)         (227)       135      (162)       445
--------------------------  --------- ---------- --------- ----------

 Net income (loss)           ($2,266)    $2,029   ($1,739)    $1,046
--------------------------  --------- ---------- --------- ----------

Earnings per share-basic:
------------------------
Net income (loss)             ($0.10)     $0.09    ($0.07)     $0.05
Number of shares used in
 per share calculations --
 basic                        23,705     22,783    23,675     22,743

Earnings per share --
 diluted:
--------------------------
Net income (loss)             ($0.10)     $0.09    ($0.07)     $0.05
Number of shares used in
 per share calculations --
 diluted                      23,705     23,381    23,675     23,030
--------------------------  --------- ---------- --------- ----------

(a)Systems Sales             $15,977    $18,881   $36,419    $34,751
   Parts Sales                 2,713      2,325     5,061      5,091
   Service Sales               2,879      2,630     5,772      5,066
   License Sales                 928        928     1,856      1,856
--------------------------  --------- ---------- --------- ----------
   Total Sales               $22,497    $24,764   $49,108    $46,764
--------------------------  --------- ---------- --------- ----------

    CONTACT: Ultratech Inc., San Jose
             Bruce Wright or Laura Rebouche, 408-321-8835